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                                  EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT

The Company's wholly-owned subsidiary is as follows:

         QCS Development Company S.A.
         BP 037
         06901 Sophia Antipolis Cedex
         France